Contact: Barbara B. Lucas
                                          Senior Vice President - Public Affairs
                                          410/716-2980

                                          F. Robert Hunter, III
                                          Vice President - Investor Relations
                                          410/716-3979



FOR IMMEDIATE RELEASE:    Wednesday, October 14, 1998

SUBJECT:    Black & Decker Reports Earnings Improvement in Third Quarter


         TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) announced today that net earnings for the third quarter of 1998 were $66.6 million or 72 cents per diluted share compared to $58.4 million or 60 cents per diluted share for the same period of 1997. Excluding non-recurring items consisting of a $7.7 million after-tax charge (8 cents per diluted share) for restructuring under a two-year restructuring program announced in January 1998 and a $9.2 million after-tax gain (10 cents per diluted share) on the sale of businesses, net earnings were $65.1 million or 70 cents per diluted share, an increase of 17% over diluted earnings per share for the same period last year. Net earnings for the third quarter included after-tax restructuring-related costs of $4.3 million or 5 cents per diluted share. Excluding non-recurring items and restructuring-related costs, earnings per diluted share increased 25% for the quarter compared to the same period last year.

         Sales for third quarter of 1998 decreased 10% to $1.11 billion from $1.22 billion in the same period last year. The decline related substantially to non-core businesses. Excluding the effects of foreign currency translation, sales for the quarter increased 3% in core operations, which consist of Power Tools and Accessories (excluding cleaning and lighting products), Security Hardware, Plumbing Products, and Fastening Systems.
                                     (more)

Page Two

         For the first nine months of 1998, the Corporation reported a net loss, related to a write-off of goodwill and a significant restructuring charge in the first quarter, of $846.4 million or $9.06 per share. Because results for the first nine months were a loss, the calculation of reported net earnings per share on a diluted basis excludes stock options, which, if included, would be anti-dilutive and would decrease the per-share loss. For comparative purposes, however, the dilutive effects of these options should be considered when evaluating the Corporation's performance. Excluding non-recurring items consisting of the goodwill write-off, after-tax restructuring charges, and after-tax gains on the sale of businesses, net earnings for the first nine months of 1998 would have been $147.9 million or $1.55 per share on this diluted basis compared to $130.2 million or $1.35 per diluted share reported for the same period last year. This represents a 15% increase in earnings per share. The adjusted net earnings amount for 1998 includes after-tax restructuring-related costs of $23.6 million or 25 cents per share. Excluding non-recurring items and restructuring-related costs, earnings per diluted share increased 33% for the first nine months compared to the same period last year.

         For the first nine months of 1998, sales declined 4% to $3.29 billion from $3.42 billion in the same period last year. Excluding the effects of foreign currency translation, sales for the nine-month period increased 4% in core operations.

         The Corporation also announced that, through the end of the third quarter, it had repurchased approximately 8.1 million of its outstanding shares of common stock. In January 1998, the Corporation's Board of Directors authorized the repurchase over a two-year period of up to 10% of then-outstanding shares, or approximately 9.5 million shares.

         Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "Our earnings improvement for the quarter and year-to-date reflect a combination of solid operating performance in most core businesses and benefits from our strategic repositioning program.
                                     (more)

Page Three

         "Restructuring is a key element of that program. During the quarter, we continued to phase out certain manufacturing facilities, sold the Singapore plant that we closed recently, and made substantial progress in streamlining the Power Tools and Accessories business in Europe. We also completed a U.S.-based voluntary retirement program in which more than 550 employees participated.

         "Having closed on the sale of Emhart Glass late in the third quarter and the recapitalization of True Temper Sports at the beginning of the fourth quarter, our divestiture program has been successfully completed. Net consideration of approximately $550 million exceeded our original estimate. Cash proceeds have been used in share repurchase and debt reduction programs.

         "In terms of business operations during the quarter, sales in North American Power Tools increased significantly on the strength of the DEWALT professional tool business and new products. European Power Tools also had solid sales growth. Despite weak economic conditions in Latin America and Asia, profitability in worldwide Power Tools and Accessories rose at a double-digit rate.

         "Security Hardware reported a healthy sales gain compared to the same period in 1997, and Plumbing Products sales fell slightly short of the level reported in a strong quarter last year. Operating income in both of these businesses was lower than last year.

         "While sales in Fastening Systems declined due to the recent General Motors strike and the slowdown in the Asian automotive industry, this business posted a solid increase in operating income.

         "Through the first nine months of 1998, free cash flow was a use of $50 million, which represents an improvement of $116 million compared to the same period last year and reflects improved working capital management.
                                     (more)

         Page Four

         "The combined effect of the sale of Household Products operations in June and weakness in the glass machinery business that was sold at the end of the quarter accounted for virtually all of our sales decline in the quarter. While the exclusion of all three divested businesses will have a substantial effect on sales and earnings comparisons in the fourth quarter, we believe that our remaining core businesses will perform well during this important season.

         "In summary, we are pleased with our rate of progress in strategically repositioning Black & Decker. Global restructuring is on track to deliver $100 million of annualized savings; we have completed the divestiture of non-strategic and under-performing businesses for higher-than-expected proceeds; and we are well ahead of schedule in our share repurchase program."

         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed October 14, 1998.

          Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and building products used in and around the home and for commercial applications.
                                      * * *

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                  Three Months Ended
                                       --------------------------------------
                                       September 27, 1998   September 28, 1997
                                       ------------------   ------------------
SALES                                  $          1,107.7   $          1,224.9
   Cost of goods sold                               709.0                788.9
   Selling, general, and
     administrative expenses                        270.1                309.3
   Restructuring and exit costs                      14.2                  -
   Gain on sale of businesses                        26.9                  -
                                       ------------------   ------------------
OPERATING INCOME                                    141.3                126.7
   Interest expense
     (net of interest income)                        29.1                 32.7
   Other expense                                      3.8                  4.2
                                       ------------------   ------------------
EARNINGS BEFORE INCOME TAXES                        108.4                 89.8
   Income taxes                                      41.8                 31.4
                                       ------------------   ------------------
NET EARNINGS                           $             66.6   $             58.4
                                       ==================   ==================



NET EARNINGS PER COMMON
     SHARE - BASIC                     $             0.73   $             0.62
                                       ==================   ==================

Shares Used in Computing Basic
     Earnings Per Share (in Millions)                90.9                 94.8
                                       ==================   ==================



NET EARNINGS PER COMMON
     SHARE - ASSUMING DILUTION         $             0.72   $             0.60
                                       ==================   ==================

Shares Used in Computing Diluted
     Earnings Per Share (in Millions)                92.6                 96.9
                                       ==================   ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                   Nine Months Ended
                                       --------------------------------------
                                       September 27, 1998   September 28, 1997
                                       ------------------   ------------------
SALES                                  $          3,285.7   $          3,422.1
   Cost of goods sold                             2,139.2              2,201.2
   Selling, general, and
     administrative expenses                        835.5                916.6
   Write-off of goodwill                            900.0                  -
   Restructuring and exit costs                     154.2                  -
   Gain on sale of businesses                        63.4                  -
                                       ------------------   ------------------
OPERATING INCOME (LOSS)                            (679.8)               304.3
   Interest expense
     (net of interest income)                        87.3                 93.9
   Other expense                                      6.2                 10.1
                                       ------------------   ------------------
EARNINGS (LOSS) BEFORE INCOME TAXES                (773.3)               200.3
   Income taxes                                      73.1                 70.1
                                       ------------------   ------------------
NET EARNINGS (LOSS)                    $           (846.4)  $            130.2
                                       ==================   ==================



NET EARNINGS (LOSS) PER COMMON
     SHARE - BASIC                     $            (9.06)  $             1.38
                                       ==================   ==================

Shares Used in Computing Basic
     Earnings Per Share (in Millions)                93.4                 94.5
                                       ==================   ==================



NET EARNINGS (LOSS) PER COMMON
     SHARE - ASSUMING DILUTION         $            (9.06)  $             1.35
                                       ==================   ==================

Shares Used in Computing Diluted
     Earnings Per Share (in Millions)                93.4                96.4
                                       ==================   ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                              (Millions of Dollars)


                                       September 27, 1998   September 28, 1997
                                       ------------------   ------------------
ASSETS
Cash and cash equivalents              $            143.3   $            187.3
Trade receivables                                   815.8                856.5
Inventories                                         749.3                924.1
Other current assets                                180.0                120.3
                                       ------------------   ------------------
      TOTAL CURRENT ASSETS                        1,888.4              2,088.2
                                       ------------------   ------------------

PROPERTY, PLANT, AND EQUIPMENT                      740.9                875.2
GOODWILL                                            839.4              1,880.6
OTHER ASSETS                                        489.4                529.0
                                       ------------------   ------------------
                                       $          3,958.1   $          5,373.0
                                       ==================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                  $             61.0   $            122.8
Current maturities of long-term debt                 60.4                 40.1
Trade accounts payable                              366.7                398.1
Other accrued liabilities                           776.7                664.7
                                       ------------------   ------------------
      TOTAL CURRENT LIABILITIES                   1,264.8              1,225.7
                                       ------------------   ------------------

LONG-TERM DEBT                                    1,671.3              1,879.1
DEFERRED INCOME TAXES                                55.0                 80.4
POSTRETIREMENT BENEFITS                             265.5                300.6
OTHER LONG-TERM LIABILITIES                         183.8                193.8
STOCKHOLDERS' EQUITY                                517.7              1,693.4
                                       ------------------   ------------------
                                       $          3,958.1   $          5,373.0
                                       ==================   ==================



                 SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
                              (Millions of Dollars)

                                       September 27, 1998   September 28, 1997
                                       ------------------   ------------------
Balance of receivables sold under
     sale of receivables program       $              -     $             78.0
                                       ==================   ==================

                                                   Nine Months Ended
                                       ---------------------------------------
                                       September 27, 1998   September 28, 1997
                                       ------------------   ------------------
Depreciation and amortization          $            122.3   $            163.1
                                       ==================   ==================
Capital expenditures                   $             92.4   $            132.2
                                       ==================   ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       THREE MONTHS ENDED SEPTEMBER 27,1998
                           ANALYSIS OF CHANGES IN SALES

                             (in millions of dollars)


                            United
Core Consumer               States        Europe       Other        Total
-------------              --------      --------     -------      --------
Total Sales                 $ 579.8       $ 257.7      $ 88.5      $  926.0
                           --------      --------     -------      --------

Unit Volume                       8 %           5 %        (9)%           6 %

Price                            (1)%           - %        (1)%          (1)%

Currency                          - %           1 %        (8)%          (1)%
                           --------      --------     -------      --------
                                  7 %           6 %       (18)%           4 %
                           --------      --------     -------      --------


Core Commercial
---------------
Total Sales                $   51.5      $   39.0     $  15.7      $  106.2
                           --------      --------     -------      --------

Unit Volume                      (7)%          17 %       (12)%          (1)%

Price                            (2)%           - %        (2)%          (2)%

Currency                          - %           2 %       (14)%          (2)%
                           --------      --------     -------      --------
                                 (9)%          19 %       (28)%          (5)%
                           --------      --------     -------      --------


Household Products Business in North America, Australia and Latin America ("HPG"), Emhart Glass, and True Temper Sports

Total Sales                $   43.3      $   26.6     $   5.6      $   75.5
                           --------      --------     -------      --------


Consolidated
------------
Total Sales                $  674.6      $  323.3     $ 109.8      $1,107.7
                           ========      ========     =======      ========
Core Businesses:

     Unit Volume                  6 %           6 %        (6)%          4 %

     Price                       (1)%           - %        (1)%         (1)%

     Currency                     - %           1 %        (7)%         (1)%
                           --------      --------     -------      --------
                                  5 %           7 %       (14)%          2 %
                           --------      --------     -------      --------

HPG, Emhart Glass, and
     True Temper Sports         (13)%          (3)%       (26)%         (12)%
                           --------      --------     -------      --------
Total Change                     (8)%           4 %       (40)%         (10)%
                           ========      ========     =======      ========

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       NINE MONTHS ENDED SEPTEMBER 27,1998
                           ANALYSIS OF CHANGES IN SALES

                             (in millions of dollars)


                            United
Core Consumer               States        Europe       Other        Total
-------------              --------      --------     -------      --------
Total Sales                $1,536.9       $ 802.3     $ 254.3      $2,593.5
                           --------      --------     -------      --------

Unit Volume                       9 %           6 %        (9)%           6 %

Price                            (1)%           - %        (1)%          (1)%

Currency                          - %          (4)%        (7)%          (2)%
                           --------      --------     -------      --------
                                  8 %           2 %       (17)%           3 %
                           --------      --------     -------      --------


Core Commercial
---------------
Total Sales                $  173.4      $  116.2     $  50.9      $  340.5
                           --------      --------     -------      --------

Unit Volume                       - %          14 %        (9)%           3 %

Price                            (1)%           - %        (1)%          (1)%

Currency                          - %          (4)%        (9)%          (3)%
                           --------      --------     -------      --------
                                 (1)%          10 %       (19)%          (1)%
                           --------      --------     -------      --------


Household Products Business in North America, Australia and Latin America ("HPG"), Emhart Glass, and True Temper Sports

Total Sales                $  201.0      $   79.7     $  71.0      $  351.7
                           --------      --------     -------      --------


Consolidated
------------
Total Sales                $1,911.3      $  998.2     $ 376.2      $3,285.7
                           ========      ========     =======      ========
Core Businesses:

     Unit Volume                  7 %           6 %        (7)%           5 %

     Price                       (1)%           - %        (1)%          (1)%

     Currency                     - %          (3)%        (5)%          (2)%
                           --------      --------     -------      --------
                                  6 %           3 %       (13)%           2 %
                           --------      --------     -------      --------

HPG, Emhart Glass, and
     True Temper Sports          (7)%          (1)%       (13)%          (6)%
                           --------      --------     -------      --------
Total Change                     (1)%           2 %       (26)%          (4)%
                           ========      ========     =======      ========

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                  SUPPLEMENTAL EARNINGS INFORMATION (Unaudited)
                      THREE MONTHS ENDED SEPTEMBER 27, 1998
                 (Dollars in Millions Except Per Share Amounts)

                                               Less:         Less:
                                               Non-     Restructuring-
                                     As      Recurring     Related       As
                                  Reported     Items        Costs     Adjusted
                                  --------   --------    ----------   --------
SALES                             $1,107.7                            $1,107.7
   Cost of goods sold                709.0               $     (3.8)     705.2
   Selling, general, and
     administrative expenses         270.1                     (2.5)     267.6
   Restructuring and exit costs       14.2   $  (14.2)          -          -
   Gain on sale of businesses         26.9      (26.9)          -          -
                                  --------   --------    ----------   --------
OPERATING INCOME                     141.3      (12.7)          6.3      134.9
   Interest and other expenses        32.9        -             -         32.9
                                  --------   --------    ----------   --------
EARNINGS BEFORE INCOME TAXES         108.4      (12.7)          6.3      102.0
   Income taxes                       41.8      (11.2)(A)       2.0       32.6
                                  --------   --------    ----------   --------
NET EARNINGS                      $   66.6   $   (1.5)   $      4.3   $   69.4
                                  ========   ========    ==========   ========


Shares Used in Computing
     Diluted Earnings Per
     Share (in Millions)              92.6       92.6          92.6       92.6
                                  ========   ========    ==========   ========

NET EARNINGS PER COMMON
   SHARE - ASSUMING DILUTION      $   0.72   $  (0.02)   $     0.05   $   0.75
                                  ========   ========    ==========   ========




-------------------------------------------------

(A) Adjustment represents net tax effect of gain on sale of businesses and restructuring and exit costs.

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                  SUPPLEMENTAL EARNINGS INFORMATION (Unaudited)
                      NINE MONTHS ENDED SEPTEMBER 27, 1998
                 (Dollars in Millions Except Per Share Amounts)


                                               Less:         Less:
                                               Non-     Restructuring-
                                     As      Recurring     Related       As
                                  Reported     Items        Costs     Adjusted
                                  --------   --------    ----------   --------
SALES                             $3,285.7                            $3,285.7
   Cost of goods sold              2,139.2               $    (26.5)   2,112.7
   Selling, general, and
     administrative expenses         835.5                     (8.2)     827.3
   Write-off of goodwill             900.0   $ (900.0)          -          -
   Restructuring and exit costs      154.2     (154.2)          -          -
   Gain on sale of businesses         63.4      (63.4)          -          -
                                  --------   --------    ----------   --------
OPERATING INCOME (LOSS)             (679.8)     990.8          34.7      345.7
   Interest and other expenses        93.5        -             -         93.5
                                  --------   --------    ----------   --------
EARNINGS (LOSS) BEFORE
     INCOME TAXES                   (773.3)     990.8          34.7      252.2
   Income taxes                       73.1       (3.5)(A)      11.1       80.7
                                  --------   --------    ----------   --------
NET EARNINGS (LOSS)               $ (846.4)  $  994.3    $     23.6   $  171.5
                                  ========   ========    ==========   ========


Shares Used in Computing
     Diluted Earnings Per
     Share (in Millions) (B)          93.4                     95.1       95.1
                                  ========               ==========   ========

NET EARNINGS (LOSS) PER COMMON
   SHARE - ASSUMING DILUTION      $ (9.06)               $     0.25   $   1.80
                                  ========               ==========   ========



-------------------------------------
(A) Adjustment represents net tax effect of gain on sale of businesses and restructuring and exit costs.

(B) Option conversion is anti-dilutive due to the loss reported for the nine months. Excluding the goodwill write-off, restructuring charge, gain on sale of businesses, and restructuring-related costs, results for the nine months would have been positive. Accordingly, 1.7 million shares have been added to the diluted share count on an "as adjusted" basis.